UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2018

Fastenal Company
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (507) 454-5374

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act
(17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2018, Fastenal Company (the "Company") amended its existing unsecured revolving credit agreement (as amended, the "Credit Agreement") with Wells Fargo Bank, National Association, as administrative agent (the "Administrative Agent") for the lenders party thereto (the "Lenders") and such Lenders. The Credit Agreement was amended to, among other things, extend the maturity date of the revolving credit facility established under the Credit Agreement to November 30, 2023. Except as explicitly amended, all of the terms and conditions of the Credit Agreement remain in full force and effect. The foregoing description of the amendment to the Credit Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached hereto as Exhibit 10.1.

On November 30, 2018, the Company amended its existing master note agreement (as amended, the "Master Note Agreement") with Metropolitan Life Insurance Company, NYL Investors LLC, and PGIM, Inc. and certain other purchasers under the Master Note Agreement (the "Purchasers"). The Master Note Agreement was amended to increase the aggregate principal amount of Notes outstanding under the Master Note Agreement from time to time to up to $600 million and extend the issuance period during which the Company may issue at its discretion in a private placement, and the Purchasers may purchase at their discretion, senior promissory notes of the Company (collectively, the "Notes") to November 30, 2023. Except as explicitly amended, all of the terms and conditions of the Master Note Agreement remain in full force and effect. The foregoing description of the amendment to the Master Note Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached hereto as Exhibit 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Document
10.1	Third Amendment to Credit Agreement dated as of November 30, 2018 among Fastenal Company, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
10.2
Omnibus First Amendment to Master Note Agreement and Subsidiary Guaranty Agreement dated as of November 30, 2018 by and among Fastenal Company, Fastenal Company Purchasing, and Fastenal IP Company, on one hand, and Metropolitan Life Insurance Company, NYL Investors LLC, PGIM, Inc., and each holder of Notes that are signatory thereto, on the other hand.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

12/3/2018	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Controller, Chief Accounting Officer, and Treasurer